Exhibit 10.12

Global Gold Consolidated Resources Limited

Registered Company No 109058

(the Company)

Written resolutions by all of the directors of the Company

All of the directors of the Company pass the resolutions set out below.

Disclosure of directors’ interests

By signing these resolutions, each of the directors confirms that they have disclosed to the Company all direct or indirect interests which they have in the transaction and documents to be approved under these resolutions which materially conflict or may conflict with the interests of the Company in accordance with article 75 of the Companies (Jersey) Law 1991 and the articles of association of the Company.

Directors

These resolutions are, among other things, to approve the resignation of certain directors.

Accept resignation of Jeffrey Marvin, David Premraj and Ian Hague

Letters of resignation dated 1 February 2012 have been received from Jeffrey Marvin, David Premaj and Ian Hague stating that they have resigned as directors of the Company. Copies of these letters have been circulated to the directors.

It is resolved that the Company accept the resignations of Jeffrey Marvin, David Premaj and Ian Hague from that office with effect from 1 February 2012.

Appointment of directors

It is noted that Caralapati Premraj will no longer be an alternate director to David Premraj and has signed a consent letter to act as a director of the Company subject to, and with the benefit of the provisions of, the Company's articles of association.

It is resolved that Caralapati Premraj be appointed as director of the Company (the appointment being subject to, and with the benefit of the provisions of, its articles of association) with effect from 1 February 2012.

Further appointments

These resolutions note that the board will be appointing three further Independent non-executive directors to take the number of directors up to five in accordance with Article 5 of the shareholder agreement (the SHA) to be entered into by the Company on 18 February 2012. ("Independent" having been defined in the SHA), GGC and CRA shall have the authority to individually appoint one Independent non-executive director each with CRA and GGC endeavouring to make such appointments by 15 March 2012 to replace Messrs. Hague and Marvin.

It is resolved that any one director nominated by GGC and any one director nominated by CRA, acting together, are authorised to agree the terms of such non-executive directors appointment with the Company and agree the terms of, approve and execute any documents necessary for such appointments.

Further Business

These resolutions are to approve the Company entering into the following documents (the Documents):

●	The Getik assignment and assumption agreement to be entered into between the Company, GGC, Global Gold Mining LLC and GGCR Mining, LLC;
●	The MG assignment and assumption agreement entered into between the Company, GGC, Global Gold Mining LLC and GGCR Mining, LLC;
●	The supplemental letter to be entered into between the Company, GGC, GGCR Mining and CRA;
●	The security agreement to be made by the Company and GGCR Mining to CRA.
●	The SHA.

Drafts of the Documents were circulated to the directors together with these resolutions.

Approval of the Documents

After consideration of the substance of the transaction contemplated by the Documents, it was resolved that:

1	each of the Documents is on bona fide commercial terms (and such as could be reached by parties dealing at arms’ length) and in the best interests of the Company;

2	each of the Documents is approved in the form circulated to the directors together with these resolutions;

3
the execution of the Documents on behalf of the Company by any one director (or his alternate) or, where necessary or appropriate, under the common seal of the Company affixed in the presence of any two directors (or their alternates) or one director (or his alternate) and the secretary is approved;

4
any one director (or his alternate) is authorised to agree the terms of, approve and execute any documents, notes, deeds, agreements, letters, notices, certificates, acknowledgements and instructions (the Ancillary Documents) considered by him, in his absolute discretion, necessary or expedient in connection with the transaction contemplated by the Documents (execution of any such Ancillary Documents, whether signed by any one director (or his alternate) or, where necessary or appropriate, under the common seal of the Company affixed in the presence of any two directors (or their alternates) or one director (or his alternate) and the secretary, to be conclusive evidence of the approval of the directors to the form thereof); and

5
any one director nominated by GGC and any one director nominated by CRA, acting together, are authorised to do all other such acts and things as might in their opinion and absolute discretion be necessary or desirable for the purposes of the transaction contemplated by the Documents.

Share Certificates

It was noted that at the inaugural meeting dated 4 November 2011, approval was given for the issue of share certificates showing 1 share each to Ogier Nominees (Jersey) Limited and Reigo Nominees (Jersey) Limited to subsequently be cancelled.  It was further noted that this was an error and it was never the intention for share certificates to be issued to the nominee shareholders.

After due consideration it was resolved that the requirement for issue of share certificates 1 and 2 be waived.

Share Register

It was noted that the inaugural minutes dated 4 November 2011 stated that 49 further shares were to be issued to Consolidated Resources Armenia, however it is noted that this was a typographical error and this should have stated that a further 47 shares were to be issued to Consolidated Resources Armenia.  It is further noted that the share register was updated to reflect the correct position and share certificate 3 was issued showing 49 shares in favour of Consolidated Resources Armenia.

It is resolved to note this error and confirm that the share holding in the company is as follows:

Consolidated Resources Armenia Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman KY1-1104 Cayman Islands	49 Ordinary Shares of no par value
Global Gold Corporation 2711 Centerville Road Suite 400 Wilmington Delaware, 19808 USA	51 Ordinary Shares of no par value

It was resolved that share certificates be produced evidencing the above share issuances of 49 ordinary no par value shares to Consolidated Resources Armenia and 51 ordinary no par value shares to Global Gold Corporation and that such share certificated be executed by any one director and where necessary the company secretary.

These written resolutions may be signed in any number of counterparts, all of which taken together constitute one and the same document, and these written resolutions are effective when the last signatory signs them.

............................................................... Caralapati Premraj
............................................................... Van Krikorian
............................................................... Ian Hague
............................................................... Jeffrey Marvin
............................................................... David Premraj

GGCRL Written Resolutions Signature Page

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